Exhibit 99.2

Media contact:

Karla Olsen,

senior manager, media relations

Phone: 888.613.0003

FAX: 316.261.6769

karla_olsen@WestarEnergy.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8227

bruce_burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES NEW OFFICER APPOINTMENTS

TOPEKA, Kan., Aug. 23, 2006 —Westar Energy, Inc. (NYSE: WR) announced today that Greg Greenwood, 40, has been promoted to vice president, construction services. He had previously served as Westar’s treasurer. Reporting to Doug Sterbenz, executive vice president, generation and marketing, Greenwood will lead the employee team responsible for construction of more than $1 billion in new power plants over the next 10 years to meet customers’ growing needs for electricity and the addition of more than $600 million of new emission control facilities at existing plants.

Greenwood joined the company as a staff accountant in 1993. Before being named treasurer in 2003, he was executive director, finance. He also has held director positions in corporate finance, financial strategy and planning and analysis. He received his bachelor of business administration, accounting degree from Washburn University in 1988 and is a certified public accountant.

“In the years ahead, I’m confident Greg will successfully lead the management of some of the largest construction projects undertaken in Kansas,” said James Haines, Westar’s chief executive officer. “Our investments in new power plants and upgrading existing plants are essential for meeting our customers’ growing needs for electricity and for the growth of our company.”

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Tony Somma, 43, has been named treasurer. Somma previously was executive director, finance and strategic planning in the generation and marketing department. As treasurer, he will report to Mark Ruelle, executive vice president and chief financial officer. Somma has extensive experience in finance. Since joining Westar in 1994, he has served as manager and later director of corporate development and executive director, finance. From 1999 to 2004 Somma also held executive positions at Protection One, including the position of chief financial officer. He received his bachelor of business administration, accounting from Bellevue University and his master of business administration from the University of Nebraska.

“Tony is an experienced and versatile financial executive who can immediately step into the treasurer position,” said Ruelle. “Our investors can count on a smooth transition in leadership.”

Ken Johnson, 52 has been promoted to vice president, generation. His previous title was executive director, generation. He will continue to report to Sterbenz. Johnson started working at Westar in 2002 as executive director, engineering and maintenance services. He previously held numerous management positions at Texas Utilities in the areas of power plant engineering, operations, maintenance and planning. He received his bachelor’s degree in mechanical engineering from Louisiana State University in 1980 and is a registered professional engineer and a certified maintenance and reliability professional.

Westar Energy appoints officers	Page 3 of 3

“Ken is a proven leader and expert in all aspects of managing generation fleets,” said Sterbenz. “Our power plants are among Westar’s most valuable assets and they are being run by an expert staff. Ken will bring out the best from both our plants and our generation employees.”

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 667,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates approximately 33,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Quarterly Report on Form 10-Q for the period ended June 30, 2006 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.